LOGAN INTERNATIONAL CORP.

           EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT

                                                          Shareholding at end
Name of Subsidiary       Jurisdiction of Incorporation       of year (Direct)
------------------       -----------------------------    -------------------

ICHOR Corporation (formerly      State of Delaware              50.3%
PDG Remediation, Inc.)